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                                                                    EXHIBIT 23.6

                                 [LETTERHEAD]
                        KEEFE, BRUYETTE & WOODS, INC.


                                 May 1, 1998

         We hereby consent to the use in this Registration Statement on Form S-4 of our letter to the Board of Directors of FirstFederal Financial Services Corp. included as Annex IV to the Prospectus/Joint Proxy Statement forming a part of this Registration Statement on Form S-4 and to all references to our firm in such Prospectus/Joint Proxy Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                               KEEFE, BRUYETTE & WOODS, INC.


                                               By: /s/ John G. Duffy
                                               -------------------------------
                                               Name: John G. Duffy
                                               Title: Executive Vice President